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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 15, 1998


                                 SUSSEX BANCORP
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             (Exact name of registrant as specified in its charter)

      New Jersey                      0-29030                  22-3475473
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(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File Number)             Identification No.)



        399 Route 23, Franklin, New Jersey                   07416
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     (Address of principal executive offices)              (Zip Code)



        Registrant's telephone number, including area code (973) 827-2914

Item 5.   Other Events

         The Registrant announced earnings for the First Quarter of 1998, reporting consolidated net income of $182,000, an increase of 48% from the $124,000 in consolidated net earnings reported for the first quarter of 1997. Earnings per share for the first quarter, after adjusting for the dilutive effect of stock options, was $0.26 per share compared to $0.18 per share for the First Quarter of 1997. At March 31, 1998, the Company's total assets increased 19% to $122.2 million.


Item 7.  Exhibits.

         The following exhibit is filed with this Current Report on Form 8-K.

         Exhibit No.                        Description
         -----------                        -----------

              99                Press Release announcing First Quarter results

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, Sussex Bancorp has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                         SUSSEX BANCORP
                                                          (Registrant)




Dated:   April 21, 1998                              By: /s/ CANDACE A. LEATHAM
                                                         ----------------------
                                                         CANDACE A. LEATHAM
                                                         Chief Financial Officer

                                  EXHIBIT INDEX

                           CURRENT REPORT ON FORM 8-K


    Exhibit No.       Description
    -----------       -----------

       99             Press Release announcing First Quarter results














































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